Exhibit 99.1

Investor Contact: Steve Delahunt

(617) 342-6255

Cabot Corporation Highlights Growth Strategy and 3-Year Financial Targets at Investor Day

BOSTON (December 4, 2024)-- Cabot Corporation (NYSE: CBT) today hosts its 2024 Investor Day in Boston, MA. Sean Keohane, President and Chief Executive Officer, and other members of Cabot’s executive management team, will provide an in-depth review of the Company’s strategic vision and financial targets for the next three years. The live event will begin at 9:30 AM EST and will be webcast live.

Creating for Tomorrow Strategy

Cabot’s “Creating for Tomorrow” strategy, originally introduced at the Company’s 2021 Investor Day, is underpinned by its purpose to create materials that improve daily life and enable a more sustainable future. The strategy focuses on three key pillars;

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Grow: Focus on strategic investments to achieve advantaged growth
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Innovate: Developing innovative products and processes that enable a better future
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Optimize: Driving continuous improvement in everything we do

Over the past three years, Cabot has delivered significant results by leveraging its market leadership, performance capabilities, and commitment to sustainability. The Company achieved its 3-year corporate targets, delivering the top end of its Adjusted EPS CAGR target range of 8-12%, and exceeding its 3-year cumulative Discretionary Free Cash Flow Generation (DFCF) target of over $1 billion, with $1.2 billion of DFCF over the 3-year period.

Key Themes for 2024 Investor Day

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Building on our proven track record of delivering on our financial commitments
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Continuing the execution of our Creating for Tomorrow strategy
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Investing in high-growth vectors, such as battery materials with new capacity to meet growth in customer demand
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Elevating performance in our industry leading businesses through commercial and operational excellence, innovation and advantaged growth investments
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Winning the sustainability transition
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Maintaining a strong balance sheet and investment-grade credit rating to support our capital allocation framework

3-Year Financial Targets

Cabot is introducing the following 3-year financial targets:

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Adjusted EPS CAGR of 7-10% from fiscal 2024 through fiscal 2027
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Adjusted EBITDA of $0.9-$1.0 billion by fiscal year 2027

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Exhibit 99.1

“As we build on this momentum, Cabot remains committed to creating long-term value for our shareholders through earnings growth, robust cash flow generation, and disciplined capital allocation. With our global scale, operational and commercial excellence, and commitment to sustainability, we are confident in our ability to achieve our next set of strategic objectives, including an Adjusted EPS CAGR of 7-10% over the next 3 years and Adjusted EBITDA of $0.9-$1 billion by fiscal 2027. In addition, we remain committed to maintaining an investment-grade credit rating, executing on our growth priorities and returning robust levels of cash to shareholders through disciplined capital allocation,” said Sean Keohane, President and Chief Executive Officer.

Join the Webcast

To listen to the live webcast, visit the Cabot Corporation 2024 Investor Day site at investorday.cabotcorp.com. Following the event, a replay will be available on the Company’s investor relations website cabotcorp.com/investors.

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in the press release, particularly statements and information regarding future financial performance, and expectations and objectives of management constitute forward-looking statements. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions or guarantees of future events or performance. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. For a discussion of some of the important factors that could cause actual results to differ from those contained in the forward -looking statements, please consult the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Measures:

This press release contains certain non-GAAP measures which are provided to assist in an understanding of Cabot’s business and its performance. These measures should always be considered in conjunction with the appropriate GAAP measures. Please consult the slides that accompany this press release for information about these measures.

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